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                                                                     EXHIBIT 8.2

                  [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]


                                October 9, 1996

Portland General Corporation
121 SW Salmon Street
Portland, Oregon 97204

Gentlemen:

         We have acted as special counsel to Portland General Corporation, an Oregon corporation ("PGC"), in connection with the Amended and Restated Agreement and Plan of Merger dated as of July 20, 1996 and amended and restated as of September 24, 1996 by and among Enron Corp. ("Enron"), PGC and Enron Oregon Corp. ("New Enron") (the "Merger Agreement"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

         In connection with this opinion, we have examined the Merger Agreement, the Registration Statement on Form S-4 filed with the Securities and Exchange Commission with respect to the shares of New Enron Common Stock to be issued in connection with the Mergers (the "Registration Statement"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition we have assumed that the Mergers will be consummated as described in the Registration Statement and in accordance with the terms of the Merger Agreement. Based upon the foregoing, and assuming that the Mergers are valid mergers under applicable Delaware and Oregon law, we confirm our opinion set forth under the heading "Federal Income Tax Consequences" in the Registration Statement, subject to the qualifications in the first two paragraphs under that heading.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,



                                         /s/ WACHTELL, LIPTON, ROSEN & KATZ